Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2018 by and among Ultra Resources, Inc., a Delaware corporation (the “Issuer”), the Obligors (as defined herein) and the holders, or investment advisors for the account of holders of the Old Notes (as defined below), named in Schedule I hereto (each, a “Holder” and, collectively, the “Holders”) of the Issuer’s (i) 6.875% Senior Notes due 2022 (the “2022 Notes”) and (ii) 7.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Old Notes”), which were issued pursuant to the indenture, dated as of April 12, 2017 (the “Old Indenture”), among the Issuer, Ultra Petroleum Corp., a company incorporated under the laws of the territory of Yukon, Canada (the “Company”), the subsidiary guarantors party thereto (the “Guarantors” and together with the Company and the Issuer, the “Obligors”) and Wilmington Trust, National Association, as trustee (the “Old Notes Trustee”).

RECITALS

WHEREAS, $700,000,000 aggregate principal amount of the 2022 Notes are issued and outstanding and $500,000,000 aggregate principal amount of the 2025 Notes are issued and outstanding;

WHEREAS, subject to the terms and conditions and other limitations set forth herein, the Issuer and the Company desire to issue to the Holders in exchange for the Exchanged Notes (as defined herein), (a) new Senior Secured Second Lien PIK Notes due 2024 of the Issuer (the “New Notes”), which will be issued pursuant to an indenture to be dated the Closing Date (as defined herein), by and among the Issuer, the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (the “New Notes Trustee”), substantially in the form attached hereto as Exhibit A (the “New Indenture”) and (b) new warrants of the Company entitling each holder thereof to purchase one common share of the Company, at a price of $0.01 per share (the “Warrants”), in accordance with the terms of a warrant agreement to be dated the Closing Date by and between the Company, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), substantially in the form attached hereto as Exhibit B (the “Warrant Agreement”);

WHEREAS, the New Notes will be secured by a second priority lien on all of the Collateral (as such term is defined in the Security Documents (as defined herein) listed on Exhibit C-1, by and among the grantors thereunder, the Company and Wilmington Trust, National Association, as collateral agent (the “Collateral Agent”)) and in accordance with an intercreditor agreement to be dated the Closing Date by and among the Issuer, Bank of Montreal, as Revolving Administrative Agent and as Collateral Agent for the Senior Secured Parties, Barclays Bank plc, as Term Loan Administrative Agent, Wilmington Trust, National Association, as Second Lien Notes Trustee and Second Lien Collateral Trustee for the Junior Priority Parties, and the other Grantors party thereto, substantially in the form attached hereto as Exhibit D (the “Intercreditor Agreement);

WHEREAS, subject to the terms and conditions of this Agreement, the Company and Avenue Capital Management II, L.P., Capital Research and Management Company, Oaktree Opportunities Fund X Holdings (Delaware), L.P., Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. and J.P. Morgan Investment Management Inc. (the “Ad Hoc Group of Holders”) desire to enter into an agreement on the Closing Date providing for the nomination by the Ad Hoc Group of Holders of one member to the Board of Directors of the Company at the Company’s annual meeting, in the form attached hereto as Exhibit E (the “Director Nomination Agreement”); and

WHEREAS, the payment by the Issuer of all amounts due on or in respect of the New Notes and the performance of the Issuer under the New Indenture will be initially guaranteed (the “New Guarantees” and, together with the New Notes and the Warrants, the “Securities”) by the Company and each of the Guarantors.

NOW, THEREFORE, subject to the premises and other conditions contained herein, the Obligors and the Holders hereby agree as follows:

Article I:

EXCHANGE

Section 1.1 Exchange of Exchanged Notes. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein) each of the Holders shall assign, transfer and deliver to the Issuer all of its right, title and interest in and to all of the Old Notes held by the Holders (or certain funds and/or accounts for which the Holders act as investment advisor) as of the date hereof, as set forth on Schedule I hereto (the “Exchanged Notes”), free and clear of any Lien (as defined herein), and the Issuer and the Company, as applicable, shall issue and deliver to each Holder, which shall be in full satisfaction of all obligations of the Issuer under the Exchanged Notes (including in respect of any accrued and unpaid interest), of:

(a) for each $1,000 aggregate principal amount of 2022 Notes validly exchanged pursuant to this Section 1.1 and Section 5.2, (i) $720 aggregate principal amount of New Notes issued by the Issuer and (ii) 14.0 Warrants issued by the Company;

(b) for each $1,000 aggregate principal amount of 2025 Notes validly exchanged pursuant to Section 1.1 and Section 5.2, (i) $660 aggregate principal amount of New Notes issued by the Issuer and (ii) 14.0 Warrants issued by the Company; and

(c) in cash by wire transfer of immediately available funds to the bank account specified in writing by such Holder, all accrued and unpaid interest on the Exchanged Notes held by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor) to, but excluding, the Closing Date.

Notwithstanding the foregoing, (x) the aggregate principal amount of New Notes to be issued to any Holder pursuant to this agreement shall not be in an amount less than $2,000 and shall be rounded down to the nearest integral multiple of $1,000, (y) the number of Warrants to be issued to any Holder pursuant to this Agreement shall be rounded down to the nearest whole number and (z) no interest shall accrue on the Exchanged Notes after the Closing Date.

Section 1.2 Withholding. The Issuer is entitled to deduct and withhold from the consideration otherwise payable by or deliverable by the Issuer to any Holder in connection with the transactions contemplated by this Agreement such amounts as are required to be withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable law. Any amount properly deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made. The Issuer shall notify each relevant Holder its intention to withhold or deduct from the consideration payable or deliverable to such Holder at least five Business Days prior to the date of the applicable payment or delivery, which notice shall include a statement of the amounts it intends to withhold or deduct in respect of the applicable payment or delivery and the applicable provision of law requiring such withholding or deduction. To the extent any such withholding or deduction is required by law, the parties hereto shall cooperate in good faith to reduce or otherwise eliminate any such withholding or deduction.

Article II:

CLOSING

Section 2.1 Closing. The closing of the Exchange described in Section 1.1 (the “Closing”) hereof will take place at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002 at 9:00 a.m., Houston time, on the second Business Day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article VI below (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions), unless another date, time or place is agreed to in writing by the parties hereto (such date being referred to herein as the “Closing Date”).

Section 2.2 Closing Deliverables.

(a) Closing Actions and Deliverables of the Obligors. At the Closing, the Obligors shall:

(i) deliver to the New Notes Trustee:

(A) a duly executed counterpart of the New Notes Indenture;

(B) a duly executed counterpart of one or more global certificates representing the New Notes; and

(C) the opinion of Kirkland & Ellis, LLP, substantially in the form attached hereto as Exhibit F-2;

(ii) deliver to the Warrant Agent:

(A) a duly executed counterpart of the Warrant Agreement; and

(B) a duly executed counterpart of the global warrant certificate; and

(iii) deliver to the Holders:

(A) all definitive documentation in respect of the Old Notes Indenture, the New Indenture and the Intercreditor Agreement, including, without limitation:

(1) customary closing and security documentation (together with the Intercreditor Agreement, the “Security Documents”), including: (I) executed copies of each security document listed on Exhibit C-1 that the Obligors are to execute in connection with the issuance of the New Notes, in each case in form and substance substantially similar to the forms attached as Exhibit C-2, with such changes as are otherwise reasonably satisfactory to the Trustee, the Holders and the Company (but in any case in form and substance substantially similar to the corresponding security documents delivered under or in connection with the Credit Facility), together with (x), subject to the Intercreditor Agreement, certificates representing the capital stock pledged pursuant to the Security Documents, accompanied by undated stock powers executed in blank, or evidence that such certificates and related stock powers were delivered to the First Lien Agent, (y) proper financing statements, duly prepared for filing under the Uniform Commercial Code of all relevant jurisdictions of incorporation or formation, and (z) completed lien searches, dated on or as of a recent date before the Closing, listing all effective financing statements filed in the relevant jurisdictions of each Obligor’s jurisdiction of incorporation or formation that name any Obligor as debtor, together with copies of such financing statements, and not evidencing any liens not permitted by the New Indenture, the Security Documents and the Intercreditor Agreement and (II) executed mortgages and deeds of trust, in each case in form and substance substantially similar to the forms attached as Exhibit C-3, with such changes that are otherwise reasonably acceptable to the Trustee, the Holders and the Company (but in any case in form and substance substantially similar to the corresponding mortgages and deeds of trust delivered under or in connection with the Credit Facility) (with such modifications thereto as are appropriate to reflect the second lien nature of the liens created thereunder or as reasonably requested by the Trustee), covering the value of the oil and gas properties required to be pledged pursuant to the New Indenture and the Security Documents (except as otherwise set forth in Section 11.2 of the New Indenture, in connection with the execution and delivery of the Security Documents, the Holders shall be reasonably satisfied that the Liens (as defined in the New Indenture) under the Security Documents will, upon the recording of the Security Documents, be second priority, perfected Liens (subject only to Permitted Liens (as defined in the New Indenture)) on all other property purported to be pledged as Collateral pursuant to the Indenture and the Security Documents);

(2) customary closing documentation relating to the amendment of the Old Indenture and the cancelation of the Old Notes, including the Supplemental Indenture, duly executed and delivered by the Obligors and the Old Notes Trustee, and customary evidence as to the consent of the requisite percentage of holders of the 2022 Notes and the 2025 Notes, respectively, pursuant to the Old Indenture to the amendments pursuant to the Supplemental Indenture; and

(3) customary closing documentation relating to the entry into the New Indenture and the issuance of the New Notes, including: (I) the New Indenture, duly executed and delivered by the Obligors and the New Notes Trustee; (II) one or more global certificates representing the New Notes being issued in the Exchange, issued in the name of The Depository Trust Company or its nominee (as applicable, “DTC”) and duly executed and delivered by the Issuer and duly authenticated by the New Notes Trustee;

(B) evidence of the receipt of the Credit Facility Consent;

(C) evidence of the receipt of the Term Loan Consent;

(D) to such Holder’s custodian (or the custodian of certain funds and/or accounts for which such Holder acts as investment advisor), as set forth on Schedule I hereto, by means of book-entry transfer through the facilities of DTC, (1) New Notes representing the aggregate principal amount of New Notes issuable to such Holder as determined pursuant to Section 1.1 and (2) Warrants representing the aggregate number of Warrants issuable to such Holder as determined pursuant to Section 1.1, each, in the cases of clauses (1) and (2), without any restricted securities legend and bearing an unrestricted CUSIP;

(E) a duly executed counterpart of the Director Nomination Agreement;

(F) the opinions of Kirkland & Ellis, LLP, substantially in the form attached hereto as Exhibit F-1 and Exhibit F-2;

(G) the opinions of Lackowicz & Hoffman, Yukon counsel for the Company, substantially in the form attached hereto as Exhibit G-1 and Exhibit G-2; and

(H) the opinion of Bennett Jones LLP, Canadian counsel for the Company, substantially in the form attached hereto as Exhibit H.

(b) Closing Actions and Deliverables of the Holders. Each Holder shall:

(i) on the Closing Date (or on such other date as may be agreed by such Holder and the Issuer), effect by book entry, in accordance with the applicable procedures of DTC, the delivery to the Issuer (or its trustee or designee) of the Exchanged Notes held by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor) and all other documents and instruments reasonably requested by the Issuer to effect the transfer of such Exchanged Notes to the Issuer in accordance with the terms hereof;

(ii) on or before the Closing Date, deliver (or cause its DTC participant to deliver) to DTC, through DTC’s “Demand and Dissent” procedures, a consent, in the form set forth on Exhibit I, with respect to all Exchanged Notes beneficially held by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor), to the entry into the Supplemental Indenture; provided, that, if DTC instructs that such consent to the entry into the Supplemental Indenture be delivered or made through some other procedure, each Holder shall deliver such consent through any such other procedure in accordance with DTC’s instructions;

(iii) at the Closing, deliver to the Company a duly executed counterpart of the Director Nomination Agreement; and

(iv) at the Closing, deliver to the Company and the Issuer a Qualification Certificate, substantially in the form attached hereto as Exhibit J.

Section 2.3 Consummation of Closing. Subject to the satisfaction of all of the closing actions and deliverables set forth in Section 2.2 hereto other than Sections 2.2(a)(iii)(D) and 2.2(b)(i), all acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the Closing Date.

Section 2.4 No Transfer of Exchanged Notes after the Closing; no Further Ownership Rights in Exchanged Notes. Upon consummation of the Closing, all Exchanged Notes (or interests therein) exchanged pursuant to this Agreement will cease to be transferable and there shall be no further registration of any transfer of any such Exchanged Notes or interests therein. From and after the Closing, the Holders will cease to have any rights with respect to such Exchanged Notes, including in respect of any accrued and unpaid interest, except as otherwise provided for herein or by applicable law. Upon consummation of the Closing, the Exchanged Notes will be deemed cancelled and no longer outstanding.

Article III:

REPRESENTATIONS AND WARRANTIES OF OBLIGORS

Each of the Obligors represents and warrants to each of the Holders, jointly and severally, as follows:

Section 3.1 Organization and Good Standing. Each of the Obligors (i) has been duly incorporated or formed and is validly existing as a corporation or other business entity in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate, limited liability company or other) to own its properties and conduct its business and (ii) has been duly qualified as a foreign corporation or other business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clause (ii) only, where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, operations or prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

Section 3.2 Due Authorization. Each of the Obligors has all requisite power and authority (corporate, limited liability company and other) to execute, deliver and perform its obligations under the New Notes, the New Guarantees, the New Indenture, the Security Documents, the Warrants, the Warrant Agreement, the Supplemental Indenture, the Director Nomination Agreement and this Agreement (collectively, the “Transaction Documents”). This Agreement has been duly and validly authorized, executed and delivered by the Obligors and, assuming the due authorization, execution and delivery of the Holders, constitutes a valid and legally binding obligation of each Obligor enforceable against, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

Section 3.3 No Conflicts. The execution, delivery and performance by each Obligor of the Transaction Documents to which it is a party and, subject to the satisfaction of the conditions to closing set forth in Section 6.3(a) and Section 6.3(b), the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the grant of the security interest in the Collateral securing the New Notes and the delivery of shares upon exercise of the Warrants) will not: (i) conflict with or result in a breach, violation or failure of (A) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the provisions of the Articles of Incorporation, as amended, By-laws or equivalent organizational document of the Obligors or (C) any law, rule, regulation or statute, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Obligors or any of their properties and assets, except for, with respect to clauses (A) and (C), any such conflict, breach, violation or failure which would not, individually or in the aggregate, have a Material Adverse Effect; or (ii) result in or require the creation or imposition of any Lien (as defined in the New Indenture) upon any of the properties or assets of any Obligor (other than any Liens created under any of the Transaction Documents (as defined herein) in favor of the Collateral Agent, for the benefit of the Holders).

Section 3.4 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the Exchange, the execution, delivery and performance by the Obligors of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the grant of the security interest in the Collateral securing the New Notes and the delivery of shares upon exercise of the Warrants), except for such consents, approvals, authorizations, registrations or qualifications: (i) as may be required under state securities or “blue sky” laws in connection with the Exchange; (ii) that have already been obtained; and (iii) as may be required under the securities laws of each of the provinces and territories of Canada where the Securities are offered and sold and the Yukon and the respective regulations and rules under such laws, together with applicable published rules, policy statements, blanket rulings and orders, instruments and notices of the regulatory authorities in such provinces and territories

(“Canadian Securities Laws”) (with which the Obligors shall comply) in respect of the filing of a report of exempt distribution under National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”) with payment of applicable filing fees and, if applicable, delivery of an offering memorandum to the securities regulatory authorities in one or more Canadian provinces or territories in which such delivery is required.

Section 3.5 New Notes. The New Notes have been duly and validly authorized by the Issuer and, assuming the due authorization, execution and delivery of the New Indenture by the New Notes Trustee, when the New Notes are executed by the Issuer, authenticated by the New Notes Trustee and delivered in exchange for Old Notes pursuant to the Exchange, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the New Indenture. The New Guarantees contained in the New Indenture have been duly and validly authorized by each of the Company and the Guarantors and, assuming the due authorization, execution and delivery of the New Indenture by the New Notes Trustee, when the New Notes are executed by the Issuer, authenticated by the New Notes Trustee and delivered in exchange for Old Notes pursuant to the Exchange, the New Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors, subject to the Enforceability Exceptions, and will be entitled to the benefits of the New Indenture. The New Indenture has been duly and validly authorized by the Issuer, the Company and the Guarantors and, as of the Closing Date, will have been duly executed and delivered by the Issuer, the Company and the Guarantors and, assuming the due authorization, execution and delivery of the New Indenture by the New Notes Trustee, will constitute a valid and legally binding obligations of the Issuer, the Company and the Guarantors, enforceable against the Issuer, the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.6 Warrants. The Warrants have been duly and validly authorized by the Company and, assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent, when the Warrants are executed by the Company, authenticated by the Warrant Agent and delivered in exchange for Old Notes pursuant to the Exchange, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by the Company and, as of the Closing Date, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent, will constitute a valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.7 Underlying Shares. Upon issuance and delivery of the Warrants in accordance with this Agreement and the Warrant Agreement, the Warrants will be exercisable at the option of the Holder thereof into the Company’s common shares in accordance with their terms and the terms of the Warrant Agreement; the shares underlying the Warrants (the “Underlying Shares”) have been duly authorized and reserved and, when issued upon exercise of the Warrants in accordance with their terms and the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights.

Section 3.8 Supplemental Indenture. The supplemental indenture to the Old Indenture giving effect to proposed amendments to the Old Indenture, substantially in the form attached hereto as Exhibit K (the “Supplemental Indenture”), has been duly and validly authorized by each Obligor and, as of the Closing Date, will have been duly executed and delivered by each Obligor party thereto and, assuming the due authorization, execution and delivery of the Supplemental Indenture by the Old Notes Trustee, will constitute a valid and legally binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.9 Security Documents. Each of the Security Documents has been duly and validly authorized by the Obligors party thereto and, as of the Closing Date, will have been duly executed and delivered by each Obligor party thereto and, assuming the due authorization, execution and delivery of each Security Documents by each other party thereto, will constitute a valid and legally binding obligation of such Obligors, enforceable against such Obligors in accordance with its terms, subject to the Enforceability Exceptions. As of the Closing Date, the provisions of the Second Lien Guaranty and Collateral Agreement (the “Collateral Agreement”) will create legal and valid Liens (as defined in the New Indenture) on all the Collateral (as defined in the Collateral Agreement) in favor of the Collateral Trustee, for the benefit of the Secured Parties (as defined in the New Indenture), and so long as such filings and other actions required to be taken hereby, by the New Indenture or by the applicable Security Documents, have been taken, such Liens constitute perfected and continuing Liens on the Collateral (to the extent that a Lien thereon can be perfected by the foregoing actions), securing the Secured Obligations (as defined in the Collateral Agreement), enforceable against each Obligor party thereto subject to Permitted Liens (as defined in the New Indenture), except as may be limited by the effect of rules of law governing the availability of equitable remedies and subject to the Enforceability Exceptions.

Section 3.10 Collateral. Each Obligor confirms that each of the representations and warranties of such Obligor set forth in each Security Document to which it is a party is true and correct as of the Closing Date.

Section 3.11 Director Nomination Agreement. The Director Nomination Agreement has been duly and validly authorized and, as of the Closing Date, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Director Nomination Agreement by the other parties thereto, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.12 DTC Eligibility. As of the Closing Date, the New Notes and the Warrants will have been declared eligible for clearance and settlement through The Depository Trust Company and will have been, at the Closing Date, delivered to the custodian for The Depository Trust Company for distribution to the accounts of applicable Depository Trust Company participants for each Holder.

Section 3.13 Arm’s Length. Each Obligor acknowledges and agrees that (i) each of the Holders is acting solely in the capacity of an arm’s length contractual counterparty to such Obligor with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, such Obligor or any of its subsidiaries and (ii) no Holder is advising any Obligor or any of such Obligor’s subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 3.14 Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained since September 30, 2018 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since September 30, 2018, except as disclosed in filings made with the U.S. Securities and Exchange Commission prior to the date of this Agreement, neither the Company nor any of its subsidiaries has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock and, since September 30, 2018, there has not been any change in the capital stock, membership interests or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity (or members’ interests) or results of operations of the Company and its subsidiaries, taken as a whole.

Section 3.15 Investment Company Act. None of the Obligors is, nor after giving effect to the Exchange, will be, an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended.

Section 3.16 No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its Articles of Incorporation, as amended, or By-laws or equivalent organizational document, (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties and assets, except for, with respect to clauses (ii) and (iii), any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.17 Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

Section 3.18 No Restrictions on Subsidiaries. Except as set forth in the Old Indenture, the Credit Facility, the Term Loan Agreement or the Intercreditor Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

Section 3.19 Permits. The Company and each of its subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are required under applicable law, including Environmental Laws (as defined herein), to own their properties and conduct their businesses, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Obligors has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

Section 3.20 Environmental Matters. Except for such matters that would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has violated any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) none of the Company and its subsidiaries has released, disposed of, or arranged to dispose of Hazardous Materials at any location, and Hazardous Materials do not otherwise contaminate any facility owned or operated by the Company or any of its subsidiaries, in each instance in a manner or condition that would reasonably be expected to result in liability of the Company or any of its subsidiaries under Environmental Law; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, written demands, claims, liens, notices of noncompliance or violation, investigation or proceedings arising pursuant to any Environmental Law asserted against the Company or any of its subsidiaries; and (iv) to the knowledge of the Obligors, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws or the violation of any Environmental Laws.

Section 3.21 Intellectual Property. (i) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source identifiers, copyrights and copyrightable works, licenses, know-how, software, systems and technology (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems, methods or procedures) and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person and no claim, action, suit or proceeding, including requests for indemnification (each, an “Action”), is pending, or to the knowledge of the Obligors, threatened in writing, alleging same; (iii) to the knowledge of the Obligors, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person; (iv) no Action is pending, or to the knowledge of the Obligors, threatened in writing, challenging the validity, enforceability, scope, registration, ownership or use of any Intellectual Property of the Company or its subsidiaries (with the exception of ordinary course office actions in connection with applications for the registration or issuance of such Intellectual Property), and the Company is unaware of any facts which could form a reasonable basis for any such Action; and (v) the Company and its subsidiaries take all reasonable measures to maintain and protect their material Intellectual Property, except in the case of clauses (ii) through (iv), as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.22 ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any person, trade or business which is a member of a controlled group of corporations within the meaning of Section 414 of the Code or is treated as a single employer under “common control” within the meaning of Section 4001(b)(1) of ERISA) would have any liability (each, a “Plan”) has been maintained and administered in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in clauses (i) through (viii), as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.23 Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Obligors, threatened that (i) would reasonably be expected to have a material adverse effect on the performance by any Obligor of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

Section 3.24 No Labor Disputes. Except as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by, or dispute with, the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Obligors, is imminent.

Section 3.25 Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have (i) filed all federal, provincial, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions and (ii) paid all material taxes due except those being contested in good faith and for which adequate reserves have been established in accordance with accounting principles generally accepted in the United States or the International Financial Reporting Standards. No unresolved tax deficiencies have been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.26 Compliance with Anti-Bribery Laws. None of the Company nor any of its subsidiaries, nor, to the knowledge of the Obligors, after due inquiry, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of any offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (iv) violated or is in violation of any provision of the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act”), or any other applicable anti-bribery or anti-corruption laws; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or improper benefit. The Company and its subsidiaries and, to the knowledge of the Obligors, the Company’s Affiliates, have conducted their respective businesses in compliance with the FCPA, the CFPOA, the Bribery Act and all other applicable anti-corruption and anti-bribery statutes and regulations, and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to promote and ensure, continued compliance therewith.

Section 3.27 Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all jurisdictions (including the USA PATRIOT Act of 2011), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Obligors, threatened.

Section 3.28 Compliance with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Obligors, after due inquiry, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Canadian government, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 3.29 General Solicitation. None of the Obligors, nor any of their Affiliates or any person acting on their behalf, has offered New Notes or Warrants in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.30 No Integration. None of the Obligors or their Affiliates or any person acting on its or their behalf, directly or indirectly has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the issuance of the New Notes or the Warrants and require the issuance of the New Notes or the Warrants, as applicable, to be registered under the Securities Act.

Section 3.31 Offering. Assuming the accuracy of the representations and warranties of each Holder contained in Article IV hereof, the offer, issue, and delivery of the New Notes and the Warrants in exchange for Exchanged Notes pursuant to the Exchange are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws; and it is not necessary to qualify the New Indenture under the Trust Indenture Act of 1939, as amended. Assuming the accuracy of the representations and warranties of each Holder contained in Article IV hereof, the New Notes and the Warrants issued pursuant to the Exchange will, at the Closing, be eligible to be resold pursuant to Rule 144 under the Securities Act without restriction thereunder by persons that are not affiliates of the Obligors.

Section 3.32 Solvency. Immediately after the consummation of the Exchange, the Obligors, when taken together (the “Consolidated Entity”), will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Consolidated Entity are not less than the total amount required to pay the probable liabilities of the Consolidated Entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Consolidated Entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) the Consolidated Entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Consolidated Entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Consolidated Entity is engaged, (v) none of the Obligors is a defendant in any civil action that would result in a judgment that such Obligor is or would become unable to satisfy, (vi) the Obligors are otherwise solvent within the meaning given to that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances and (vii) none of the Obligors is otherwise an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada). In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.33 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, none of the Obligors nor any Affiliate or representative of any Obligor has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Obligors, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and the Obligors hereby severally disclaim any reliance on any representation or warranty of any Holder or any Affiliate or representative thereof except for the representations and expressly set forth in Article IV.

Article IV:

REPRESENTATIONS AND WARRANTIES OF HOLDERS

Each Holder represents and warrants, severally but not jointly, to the Obligors as follows; provided, that, where a Holder is an investment advisor for the account of holders of the Old Notes, the representations and warranties made by such Holder will be deemed qualified to the best of such Holder’s knowledge:

Section 4.1 Organization and Good Standing. Such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

Section 4.2 Due Authorization. Such Holder has all requisite power and authority (corporate, limited liability company and other) to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Holder and will constitute a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by Enforceability Exceptions.

Section 4.3 No Conflicts. The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach, violation or failure of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Holder is a party or by which such Holder is bound or to which any of the property or assets of such Holder, (ii) the provisions of the Articles of Incorporation, as amended, By-laws or equivalent organizational document of such Holder, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Holder or any of its properties and assets, except for, with respect to clauses (i) and (iii), any for any such conflict, breach, violation or failure which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, operations, financial condition or results of operations of such Holder and its subsidiaries, taken as a whole.

Section 4.4 Ownership. Such Holder is (i) the sole beneficial owner and/or the investment advisor, authorized representative or manager for the beneficial owners of the Exchanged Notes (as defined herein), the principal amount of which is set forth on its signature page attached hereto, having the power to vote and dispose of such Exchanged Notes on behalf of such beneficial owners and (ii) entitled (for its own account or for the account of certain funds and/or accounts for which it acts as investment advisor) to all of the rights and economic benefits of such Exchanged Notes. There are no outstanding agreements, arrangements or understandings under which such Holder, its nominee or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor may be obligated to transfer any of the Exchanged Notes, other than this Agreement. On the Closing Date, such Holder will be (i) the sole beneficial owner and/or the investment advisor, authorized representative or manager for the beneficial owners of the Exchanged Notes being exchanged by such Holder and (ii) entitled (for its own account or for the account of certain funds and/or accounts for which it acts as investment advisor) to all of the rights and economic benefits of such Exchanged Notes.

Section 4.5 Transfers. Such Holder (and the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor) has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer (except for liens or encumbrances in favor of a broker dealer over property in an account with such dealer generally in which an encumbrance is released upon transfer), in whole or in part, any portion of its right, title or interests in such Holder’s Exchanged Notes, subject to this Agreement, that is inconsistent with the representations and warranties made in Section 4.4 hereof or that would render such Holder (and the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor) otherwise unable to comply with its obligations under this Agreement.

Section 4.6 No Liens. The Exchanged Notes held by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be) are not subject to any lien, pledge, mortgage, security interest, charge, option or other encumbrance of adverse claim of any kind (a “Lien”), except for liens or encumbrances in favor of a broker dealer over property in an account with such dealer generally in which an encumbrance is released upon transfer. The execution and delivery of, and the performance by such Holder of its obligations under, this Agreement, will not result in the creation of any Lien upon the Exchanged Notes held by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be). Upon the consummation of the Exchange, the Issuer will acquire the Exchanged Notes to be exchanged by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be) free and clear of any Lien.

Section 4.7 Investment Experience. Such Holder has such knowledge and experience in financial and business affairs that such Holder is capable of evaluating the merits and risks of an investment in the Securities. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) is an “accredited investor,” within the meaning of Rule 501 under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and, if a resident in a province of territory of Canada, it is purchasing or deemed to be purchasing the Securities as principal and is an “accredited investor”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) will acquire the Securities for its own account (or for the account of certain funds and/or accounts for which such Holder acts as investment advisor), for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) understands that the Securities are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and Canadian Securities Laws and that the Obligors are relying upon the truth and accuracy of, and each Holder’s compliance (and the compliance of each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) with, the representations, warranties, agreements, acknowledgments and understandings of such Holder (on its own behalf and on behalf of each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) to acquire the Securities. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) acknowledges that no representations, express or implied, are being made with respect to the Obligors, the Securities, or otherwise, other than those expressly set forth herein. In making its decision to invest in the Securities hereunder, such Holder has relied upon independent investigations made by such Holder and, to the extent believed by such Holder to be appropriate, such Holder’s representatives, including such Holder’s own professional, tax and other advisors. Such Holder and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Issuer and its representatives concerning the terms and conditions of the investment in the Securities. Such Holder has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for such Holder to evaluate the financial risks inherent in an investment in the Securities and has had sufficient time to evaluate the Exchange. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) understands that its investment in the Securities involves a high degree of risk and that no governmental agency or body having jurisdiction over each Holder or any of its subsidiaries or any of their properties and assets has passed on or made any recommendation or endorsement of the Securities.

Section 4.8 Securities Law Matters. Each Holder has been advised by the Issuer and acknowledges that: (i) the offer and sale of the Securities has not been registered under the Securities Act or Canadian Securities Laws; (ii) the offer and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) under the Securities Act and under Canadian Securities Laws; (iii) there is currently no established market for the Securities; (iv) the Issuer is not, and currently has no intention of becoming, a reporting issuer in any province or territory of Canada; (v) the Securities will be subject to restrictions on trading in Canada and may only be traded in Canada under limited exemptions under applicable Canadian Securities Laws with the Notes acquired by a Holder in Canada being subject to an indefinite hold period under Applicable Canadian Securities Laws; and (vi) the Holder is acquiring the Securities for investment purposes, not for the purpose of further distribution. None of the Holders is an Affiliate of the Issuer or has been an Affiliate of the Issuer within the three-month period prior to the date hereof.

Section 4.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, none of the Holders nor any Affiliate or representative of any Holder has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Holders, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and the Holders hereby severally disclaim any reliance on any representation or warranty of any Obligor or any Affiliate or representative thereof except for the representations and expressly set forth in Article III.

Article V:

CERTAIN COVENANTS

Section 5.1 Consent to Supplemental Indenture. Each Holder other than certain funds and accounts managed by Barclays Bank PLC and certain funds and accounts managed by Capital Ventures International (each, a “Supporting Holder”) hereby:

(a) confirms that such Supporting Holder has delivered (or caused its DTC participant to deliver), or will deliver (or cause its DTC participant to deliver), to DTC, through DTC’s “Demand and Dissent” procedures, a consent with respect to all Exchanged Notes beneficially owned by such Supporting Holder (or certain funds and/or accounts for which such Supporting Holder acts as investment advisor), to the entry into the Supplemental Indenture;

(b) acknowledges that any such consents with respect to the Exchanged Notes beneficially owned by such Supporting Holder delivered to or to be delivered to DTC remain valid and in effect and such consents are hereby ratified and confirmed in all respects giving effect to this Agreement, including with respect to any changes pursuant to this Agreement to such consents and the form of supplemental indenture attached thereto at the time of delivery to DTC; and

(c) ratifies and confirms any such consents with respect to the Exchanged Notes beneficially owned by such Supporting Holder previously delivered to DTC, including with respect to any changes pursuant to this Agreement to such consents and the form of supplemental indenture attached thereto at the time of delivery to DTC.

Section 5.2 Restrictions on Transfer.

(a) From the date hereof until the earlier of (i) the termination of this Agreement and (ii) the Closing, each Holder agrees that it shall not, and it shall cause each of its Affiliates not to, with respect to the securities listed in Schedule I hereto, except pursuant to the terms of this Agreement, directly or indirectly (x) sell, deliver, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition (including by operation of law) of any Old Notes (or any rights or interests of any nature whatsoever in or with respect to any Old Notes), except for in respect of (A) sales, deliveries, transfers, gifts, pledges, assignments or other dispositions to another Holder of any Exchanged Notes (in which case the aggregate principal amount of Exchanged Notes for the transferor will be automatically decreased by the aggregate principal amount of such Exchanged Notes that are transferred pursuant to this clause (A) and the aggregate principal amount of Exchanged Notes for the transferee will be automatically increased by an equivalent amount), (B) liens or encumbrances in favor of a broker dealer over property in an account with such dealer generally in which an encumbrance is released upon transfer, or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any other action whatsoever with respect to, the Old Notes and/or the Old Indenture or (C) sales, deliveries, transfers, gifts, pledges, assignments or other dispositions to any person or entity that agrees in writing, in substantially the form attached hereto as Exhibit L (a “Transferee Joinder”), to be bound by the terms of this Agreement (each such transferee, a “Transferee Holder”) (in which case the aggregate principal amount of Exchanged Notes for the transferor Holder will be automatically decreased by the aggregate principal amount of such Exchanged Notes that are transferred pursuant to this clause (C) and the aggregate principal amount of Exchanged Notes for the Transferee Holder will be automatically increased by an equivalent amount) and provided that the Transferee Holder provides the Company and its counsel with a copy of any Transferee Joinder executed by such Transferee Holder within three (3) business days following such execution; or (y) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (x) of this Section 5.2, in each case, except pursuant to or as otherwise contemplated by this Agreement.

(b) In the case of any transfers permitted by clause (C) of Section 5.1(a)(x) above, upon execution and delivery of the Transferee Joinder in accordance with such clause (C), (i) the Transferee Holder shall be deemed to be a Holder hereunder with respect to all of its Exchanged Notes and all references to “Holder” in this Agreement shall include any such Transferee Holder, (ii) the transferor Holder shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement solely to the extent of such transferred Exchanged Notes and (iii) such Transferee Holder shall be deemed to make all of the representations and warranties of a Holder set forth in this Agreement with respect to its Exchanged Notes.

Section 5.3 Press Release. The Company and each Holder agree that the Company shall issue a press release and a Form 8-K announcing the transactions contemplated by this Agreement and the other Transaction Documents on the date hereof and otherwise containing all material non-public information and complying with the Confidentiality Agreements, in form and substance reasonably acceptable to the Company and the Holders.

Section 5.4 Ratings. The Company shall use its best efforts to obtain ratings for the New Notes by each of S&P Global Ratings, a division of S&P Global, Inc., and Moody’s Investor Services, Inc. by March 31, 2019.

Section 5.5 Tax Treatment.

(a) The Issuer intends to treat the exchange of the Exchanged Notes for the New Notes and Warrants as a reorganization pursuant to Section 368 of the Code.

(b) The parties agree to treat the New Notes as a class of interest in the Issuer solely as a creditor for purposes of Sections 897 and 1445 of the Code and the Treasury Regulations thereunder. The Issuer shall file all applicable tax returns in a manner consistent with such treatment unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

Section 5.6 Expenses. The Company shall satisfy the requirements set forth in Section 9.2 hereto on or before the date specified for such requirement.

Article VI:

CLOSING CONDITIONS

Section 6.1 The obligation of each party to effect the transactions contemplated by this Agreement and the other Transaction Documents is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the transactions contemplated hereby and by the other Transaction Documents, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby; and

(b) there shall be no pending litigation, action, proceeding, investigation or labor controversy that purports to affect the legality, validity or enforceability of this Agreement or any of the Transaction Documents.

Section 6.2 The obligations of each Holder to effect the transactions contemplated by this Agreement and the other Transaction Documents is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) the representations and warranties of the Obligors contained in Article III hereof shall be true and correct in all respects as of the date of this Agreement and as of the Closing, with the same force and effect as though made on and as of such date;

(b) the applicable Obligors shall have delivered, in accordance with Section 2.2(a), each of the items required to be delivered by them;

(c) the Obligors shall have received a consent of the requisite lenders under the Credit Facility to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (the “Credit Facility Consent”);

(d) the Obligors shall have received a consent of the requisite lenders under the Term Loan Agreement to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (the “Term Loan Consent”);

(e) the aggregate principal amount of Old Notes that will remain outstanding upon consummation of the Exchange shall not be less than (i) in the case of the 2022 Notes, $140 million aggregate principal amount of 2022 Notes, and (ii) in the case of the 2025 Notes, $225 million aggregate principal amount of 2025 Notes;

(f) the Company shall have paid in full the reasonable and documented fees and disbursements payable pursuant to Section 9.2 and incurred prior to the Closing Date, as notified by the Holders to the Company at least one Business Day prior to the Closing Date;

(g) each Obligor shall have performed or complied with, in all material respects, its covenants and agreements required to be performed or complied with as of Closing under this Agreement, except for the covenants set forth in Section 2.2(a) hereof which each Obligor shall have performed and complied with in all respects; and

(h) a fully executed side letter to the Director Nomination Agreement among the Ad Hoc Group of Holders and Fir Tree Value Master Fund, LP, Fir Tree Capital Opportunity Master Fund, LP, Fir Tree Capital Opportunity Master Fund III, LP, FT COF (E) Holdings, LLC, FT SOF IV Holdings, LLC, FT SOF V Holdings, LLC and FT SOF VII Holdings, LLC, in form and substance reasonably acceptable to the Ad Hoc Group of Holders, shall have been delivered to the Ad Hoc Group of Holders.

Section 6.3 The obligations of the Obligors to effect the transactions contemplated by this Agreement and the other Transaction Documents is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) the Obligors shall have received the Credit Facility Consent, which shall be in form and substance satisfactory to the Obligors;

(b) the Obligors shall have received the Term Loan Consent, which shall be in form and substance satisfactory to the Obligors;

(c) the representations and warranties of the Holders contained in Article IV hereof shall be true and correct in all respects as of the date of this Agreement (or the date of the relevant Transferee Joinder, as applicable) and as of the Closing, with the same force and effect as though made on and as of such date;

(d) each of the Holders shall have delivered, in accordance with Section 2.2(b), each of the items required to be delivered by them; and

(e) each Holder shall have performed or complied with, in all material respects, its covenants and agreements required to be performed or complied with as of Closing under this Agreement, except for the covenants set forth in Section 2.2(b) hereof which each Holder shall have performed and complied with in all respects.

Article VII:

TERMINATION

Section 7.1 Termination. This Agreement may be terminated:

(a) by the Holders owning at least a majority in aggregate principal amount of each series of Old Notes, upon written notice of termination to the Company, if (A) any of the Obligors has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by them such that the closing condition set forth in Section 6.2(g) would not be satisfied, (B) there exists a breach of any representation or warranty of any of the Obligors contained in Article III of this Agreement such that the Closing condition set forth in Section 6.2(a) would not be satisfied, and in the case of each of clauses (A) and (B) above, such breach, failure to perform or failure to satisfy such Closing condition, as applicable, (x) has not been waived by the Holders or cured on or before the earlier of 30 days after receipt by the Obligors of written notice thereof and December 31, 2018 or (y) is incapable of being cured by the Obligors by December 31, 2018, or (C)(1) the Company shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, manager, trustee, examiner or other custodian for all or a substantial part of its property or shall make any assignment for the benefit of creditors, or (2) the Company shall be unable, or shall fail generally, or shall admit in writing its inability, generally to pay its debts or obligations when due;

(b) by the Company, upon written notice of termination to the Holders, if (A) a Holder has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by them such that the closing condition set forth in Section 6.3(e) would not be satisfied, (B) there exists a breach of any representation or warranty of a Holder contained in Article IV of this Agreement such that the Closing condition set forth in Section 6.3(a) would not be satisfied, and in the case of each of clauses (A) and (B) above, such breach, failure to perform or failure to satisfy such Closing condition, as applicable, (x) has not been waived by the Company or cured on or before the earlier of 30 days after receipt by the Holders of written notice thereof and December 31, 2018 or (y) is incapable of being cured by the Holders by December 31, 2018; or

(c) by any Holder with respect to itself only upon written notice of termination to the Company if the Closing has not occurred on or before December 31, 2018; provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Holder if the inability to satisfy any of the conditions to Closing was due primarily to the failure of such Holder to perform any of its obligations under this Agreement.

Section 7.2 Survival. Notwithstanding the provisions of Section 7.1, the provisions of Section 3.33, Section 4.9, Section 5.6, Article VIII and Article IX hereof shall survive the termination of this Agreement indefinitely.

Article VIII:

INDEMNIFICATION

Section 8.1 Indemnification. The Obligors agree to indemnify each of the Holders and their respective directors, officers, partners, employees, members, managers and agents (each, a “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any costs, losses, liabilities, damages, or expenses, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel and all other reasonable and documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), as a result of, arising out of, or resulting from any Third-Party Claim (as defined herein) asserted against such Indemnified Party arising from or in any way related to, or as a result of any action taken or purported to have been taken by such Indemnified Party in connection with the consummation of, the transactions contemplated by this Agreement and the other Transaction Documents.

Section 8.2 Indemnification Procedures. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person (other than the Company and its Affiliates or any other Holder or its Affiliates) (each a “Third-Party Claim”), which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company prompt written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. If the Company undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Company and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Company with any books, records and other information reasonably requested by the Company and in the Indemnified Party’s possession or control; provided, that such disclosure would not affect any privilege relating to the Indemnified Party or result in a violation of law or any confidentiality obligation; provided, further, that such requesting party shall, if reasonably requested by the Indemnified Party, enter into a reasonably and customary confidentiality agreement relating to such request. Such cooperation of the Indemnified Party shall be at the reasonable cost of the Company, including the reasonable and documented fees and disbursements of counsel to assist the Indemnified Party in connection with such cooperation. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if the Company has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party, then the Indemnified Party shall have the right to select its own counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such counsel (in addition to local counsel) and other reasonable expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, (x) the Company shall not settle any indemnified Third-Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party and (y) the Indemnified Party shall not settle any indemnified Third-Party Claim without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 8.3 Limitation on Indemnity. Notwithstanding anything to the contrary in this Agreement, none of the Company nor its Affiliates shall be required to indemnify or hold harmless any Indemnified Party if a court of competent jurisdiction shall have finally determined that any Losses resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party, from a willful and material breach by a Holder of its obligations under this Agreement or from a claim solely among the Indemnified Parties. To the extent that the Company or its Affiliates have provided indemnification pursuant to this Article VIII prior to any such determination by a court of competent jurisdiction, each Indemnified Party so determined to have suffered Losses as a result of bad faith, gross negligence or willful misconduct shall promptly refund to the Company, by wire transfer of immediately available funds, any amounts so advanced by the Company or its Affiliates.

Article IX:

MISCELLANEOUS

Section 9.1 Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.

Section 9.2 Expenses. The Company shall reimburse the Holders for all reasonable and documented fees and disbursements of Davis Polk & Wardwell LLP, primary counsel to the Holders, and Osler, Hoskin & Harcourt LLP, primary Canadian counsel to the Holders. The Company shall reimburse the Holders for all such costs and expenses (i) on the Closing Date, if incurred prior to the Closing Date, (ii) within 90 days of the Closing Date, if incurred on or after the Closing Date or (iii) within 90 days of the termination of this Agreement if this Agreement is terminated and the Closing does not occur.

Section 9.3 Governing Law; Jurisdiction. This Agreement will in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. All actions or proceedings arising out of or relating to this Agreement will be heard and determined exclusively in any federal court of the United States of America sitting in the City of New York, Borough of Manhattan; provided, that if such federal court does not have jurisdiction over such action or proceeding, such action or proceeding will be heard and determined exclusively in any state court sitting in the City of New York, Borough of Manhattan. Consistent with the preceding sentence, the parties hereto hereby (i) submit to the exclusive jurisdiction of any federal or state court sitting in City of New York, Borough of Manhattan, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

Section 9.4 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.5 Headings. Section headings in this Agreement are included herein for convenience of reference only and will not constitute a part of, or affect the interpretation of, this Agreement.

Section 9.6 Certain Definitions. Capitalized terms in this Agreement shall have the meanings specified below, or as specified elsewhere in this Agreement, for all purposes hereof. The following terms, as used in this Agreement, shall have the meanings as set forth below:

(a) “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, that the Obligors, Affiliates of the Obligors, any portfolio company of the Holders or any Affiliates of any portfolio company of the Holders (which entities are not otherwise Affiliates of the Holders and would only be deemed Affiliates pursuant to their relationship with one or more portfolio companies of the Holders) shall not be deemed an Affiliate of any Holder.

(b) “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

(c) “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(d) “Control,” “Controlling” or “Controlled” means, as to a specified Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(e) “Credit Facility” means the Credit Agreement, dated as of April 12, 2017, among the Company and UP Energy Corporation, as parent guarantors, the Issuer, as borrower, Bank of Montreal, as administrative agent, and the lenders and other parties party thereto, as amended and supplemented to date.

(f) “Exchange” means the exchange of Old Notes for New Notes and Warrants as described in Section 1.1 of this Agreement in accordance with the terms hereof.

(g) “First Lien Agent” means the agent under the Credit Facility and the Term Loan Agreement.

(h) “Confidentiality Agreements” mean the Confidentiality Agreements, dated September 25, 2018, between the Company and certain of the Holders, as amended and supplemented to date.

(i) “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or the Issuer, as applicable.

(j) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(k) “Term Loan Agreement” means the Senior Secured Term Loan Agreement dated as of April 12, 2017, among the Company and UP Energy Corporation, as parent guarantors, the Issuer, as borrower, Barclays Bank PLC, as administrative agent and the lenders and other parties party thereto.

Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

Section 9.8 Assignment; Binding Effect. Each Holder shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Issuer, and none of the Obligors shall convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.9 Waiver; Remedies. No delay on the part of any Holder or the Issuer in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Holder or the Issuer of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 9.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11 Entire Agreement. This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated hereby. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof.

Section 9.12 Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement.

Section 9.13 Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by electronic transmission or by registered or certified first-class mail or courier service to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

if to the Issuer:

116 Inverness Drive East, Suite 400,

Englewood, Colorado 80112

Attention: Chief Executive Officer

Chief Financial Officer

with copies to:

116 Inverness Drive East, Suite 400,

Englewood, Colorado 80112

Attention: Legal Department

and

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Matthew R. Pacey

Brooks Antweil

Facsimile: (713) 836-3786

Email:       matt.pacey@kirkland.com

      brooks.antweil@kirkland.com

if to the Holders:

As set forth on each Holder’s signature page hereto.

with copies to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Damian S. Schaible

Eli J. Vonnegut

Email:       damian.schaible@davispolk.com

      eli.vonnegut@davispolk.com

Section 9.14 Disclosure of Personal Information. Each Holder acknowledges that this Agreement requires the Holder to provide certain personal information to the Company. That information is being collected by the Company for the purposes of completing this private placement, which includes, without limitation, determining the Subscriber’s eligibility to acquire the Securities under the Securities Act and applicable Canadian Securities Laws and completing filings required by any securities regulatory authority. The Holder’s personal information may be disclosed by the Company to: (a) securities regulatory authorities; (b) the Company’s registrar and transfer agent and the Trustee; (c) any government agency, board or other entity; and (d) the Company’s legal counsel, and may be included in record books in connection with the transactions contemplated hereby. By executing this Agreement, each Holder is deemed to be consenting to the foregoing collection, use and disclosure of the Holder’s personal information. If the Holder is resident in the Province of Ontario, the Holder is notified by the Company that the Company is required to provide information (“personal information”) pertaining to the Holder required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including the Holder’s name, residential address, telephone number, number of Securities acquired, purchase price therefor, statutory exemption relied on and date of distribution), which Form 45-106F1 is required to be filed by the Company under NI 45-106; the personal information will be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106; such personal information is being collected indirectly by the OSC under the authority granted to it in securities legislation; such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. By executing this Agreement, the Holder hereby authorizes the indirect collection of such personal information by the OSC.

Section 9.15 Judgment Currency. Each of the Issuer and the Guarantors, jointly and severally, agree to indemnify each Holder, its directors, officers, affiliates and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (each, a “Holder Indemnified Party”), against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person; provided that neither the Issuer nor any Guarantor (including the Company) shall have any obligation to indemnify any Holder Indemnified Party against any such loss if the judgment or order is being made pursuant to an action brought by the Issuer, the Company, any Guarantor or any of their respective Affiliates against such Holder Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

ULTRA RESOURCES, INC.

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	President and Chief Executive Officer

ULTRA PETROLEUM CORP.

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	Interim Chief Executive Officer

UP ENERGY CORPORATION

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	President and Chief Executive Officer

KEYSTONE GAS GATHERING, LLC

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	President and Chief Executive Officer

ULTRA WYOMING, LLC

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	President and Chief Executive Officer

UPL PINEDALE, LLC

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	President and Chief Executive Officer

[Signature Page to Exchange Agreement]

UPL THREE RIVERS HOLDINGS, LLC

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	President and Chief Executive Officer

ULTRA WYOMING LGS, LLC

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	President and Chief Executive Officer

[Signature Page to Exchange Agreement]

NAME OF HOLDER: [HOLDER], on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates

By:	/s/ Holder Representative

Name:
Title:

Address:

Email:

[Signature Page to Exchange Agreement]

NAME OF HOLDER: [HOLDER], on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates

By:	/s/ Holder Representative

Name:
Title:

Address:

Email:

[Signature Page to Exchange Agreement]

Schedule I

[attached]

Exhibit A

Form of New Indenture

[attached]

A-1

Exhibit B

Form of Warrant Agreement

[attached]

B-1

Exhibit C-1

List of Security Documents

1.	That certain Second Lien Guaranty and Collateral Agreement, dated as of the Closing Date, among the Note Parties (as defined therein) and the Collateral Agent.

2.	Financing statements in respect of the foregoing.

3.

That certain Second Lien Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture filing and Financing Statement, dated as of the Closing Date among the Mortgagors (as defined therein) and the Collateral Agent as Mortgagee.

4.

That certain First Lien/Second Lien Intercreditor Agreement dated as of the Closing Date, among the Revolving Administrative Agent (as defined therein), the Term Loan Administrative Agent (as defined therein) and the Collateral Agent.

C-1

Exhibit C-2

Form of Guaranty and Collateral Agreement

[attached]

C-2-1

Exhibit C-3

Form of Mortgages

[attached]

C-3-1

Exhibit D

Form of Intercreditor Agreement

[attached]

D-1

Exhibit E

Form of Director Nomination Agreement

[attached]

E-1

Exhibit F-1

Form of Corporate Opinion of Kirkland & Ellis LLP to the Holders

[attached]

F-1

Exhibit F-2

Form of Collateral Opinion of Kirkland & Ellis LLP to the New Notes Trustee and the Holders

[attached]

F-2

Exhibit G-1

Form of Corporate Opinion of Lackowicz & Hoffman

[attached]

G-1

Exhibit G-2

Form of Collateral Opinion of Lackowicz & Hoffman

[attached]

G-2

Exhibit H

Form of Opinion of Bennett Jones LLP

[attached]

H-1

Exhibit I

Form of Consent to Supplemental Indenture

[MONTH] [DAY], 2018

Pursuant to Section 9.2 of the indenture, dated as of April 12, 2017 (the “Indenture”), among Ultra Resources, Inc., a Delaware corporation (the “Issuer”), Ultra Petroleum Corp., a company incorporated under the laws of the territory of Yukon, Canada (the “Company”), the subsidiary guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) providing for the issuance of the Company’s (i) 6.875% Senior Notes due 2022 (the “2022 Notes”) and (ii) 7.125% Senior Notes due 2025 (together with the 2022 Notes, the “Notes”), the undersigned Holders, holding greater than a majority of the aggregate principal amount of the 2022 Notes outstanding and greater than a majority of the aggregate principal amount of the 2025 Notes outstanding, hereby consent to the amendments to the Indenture provided for in the First Supplemental Indenture (the “Amendments”), dated as of the date of this consent (this “Consent”), among the Issuer, the Company, the Guarantors and the Trustee, in the form attached hereto as Annex A (the “First Supplemental Indenture”). Capitalized terms used, but not defined, in this Consent shall have the meaning defined in such First Supplemental Indenture.

In order to be adopted, the Amendments must be consented to by the Holders of at least a majority of the outstanding aggregate principal amount of each of the 2022 Notes and the 2025 Notes (the “Requisite Consents”). In the event that the Issuer does not receive the Requisite Consents prior to the termination of the Exchange Agreement, dated December 17, 2018, between the Company, the Issuer and certain of the Holders, in accordance with the terms and conditions thereof, the Indenture will remain in effect in its current form, and this Consent will be deemed to have been automatically revoked as of such date and will be of no further force and effect.

[Signature page follows]

I-1

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the date first above written.

NAME OF HOLDER: [HOLDER]

By:

Name:
Title:

I-2

Annex A

Form of Supplemental Indenture

[attached]

A-1

Exhibit J

Form of Qualification Certificate

TO:	Ultra Petroleum Corp. (the “Company”) and Ultra Resources, Inc. (the “Issuer”)
RE:	Exchange Agreement dated December 17, 2018 between the Company, the Issuer and the Holders, among others (“Exchange Agreement”)

Instructions: Please complete this Qualification Certificate, including Schedule A.

In connection with the Exchange Agreement, the undersigned Holder hereby represents and warrants to the Issuer and the Company that:

6.	The undersigned is (and at the time of purchase will be) resident in the jurisdiction in which the “Subscriber’s Address” set forth below is located, and is not a resident of any other jurisdiction;

7.

The undersigned is (or is deemed under applicable securities laws to be) acquiring Notes and Warrants as principal for its own account, and not on behalf of or for the account or benefit of any other person, for investment purposes only and not with a view to the resale or distribution of all or any of such securities;

8.

The undersigned is (and at the time of purchase will be) an “accredited investor” within the meaning of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) of the Canadian Securities Administrators by virtue of satisfying the indicated criterion as set out in Schedule A attached to this certificate;

9.	This Qualification Certificate (including Schedules A and B hereto) shall be incorporated into and form a part of the Exchange Agreement;

10.	All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Exchange Agreement.

Without limiting any other acknowledgments and consents set forth in the Exchange Agreement of which this certificate forms a part, the undersigned: (i) acknowledges that the Company and Issuer may be required to file with applicable securities regulatory authorities reports or forms that disclose the Holder’s name, address and contact information, and the number and purchase price of the Securities acquired; (ii) consents to such disclosure; and (iii) acknowledges that such information is or may be made available to the public in accordance with applicable securities laws and regulatory policy.

DATE:                     , 2018.

(Name of Holder - please print)

By:
(Authorized Signature)

(Official Capacity or Title - please print)

(Print name of individual whose signature appears above if different than name of Holder printed above.)

(Holder’s Address – including postal code)

(Daytime Telephone Number) (E-Mail Address)

(Social Insurance Number / Business Number / Other Tax ID Number)

SCHEDULE A TO QUALIFICATION CERTIFICATE

Accredited Investor Status – Canada

Section 2.3 of National Instrument 45-106 of the Canadian Securities Administrators / Section 73.3 of the Securities Act (Ontario)

INSTRUCTION TO INVESTOR: Complete this Schedule A by placing your initials beside each provision of the following definition that truly and accurately describes you.

The investor certifies being an “Accredited Investor” within the meaning of National Instrument 45-106 of the Canadian Securities Administrators on the basis of being:

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000; [Note—If this is the basis on which you are an “accredited investor” you must also complete and deliver Exhibit II.]

(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; [Note—If this is the basis on which you are an “accredited investor” you must also complete and deliver Exhibit II.]

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; [Note—If this is the basis on which you are an “accredited investor” you must also complete and deliver Exhibit II.]

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in section 2.10 [Minimum amount investment] of NI 45-106 or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

All monetary references in this Schedule A are in Canadian dollars.

For the purposes of this Schedule A:

“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund (and, for greater certainty, in British Columbia includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia) and whose business objective is making multiple investments, and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia) whose business objective is making multiple investments);

“jurisdiction” means a province or territory of Canada (except when used in the term “foreign jurisdiction”);

“person” includes (i) an individual, (ii) a corporation, (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets; and

“spouse” means, an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in clause (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

Exhibit K

Form of Supplemental Indenture

[attached]

K-1

Exhibit L

Form of Transferee Joinder

The undersigned (“Transferee”) hereby (i) acknowledges that it has read and understands the Exchange Agreement (the “Agreement”), dated as of December 17, 2018 among Ultra Resources, Inc., Ultra Petroleum Corp., certain subsidiary guarantors party thereto and [Transferor’s Name] and the other holders party thereto and (ii) agrees to be bound by the terms and conditions thereof to the extent and in the same manner as if Transferee was a Holder thereunder, and shall be deemed a “Holder” under the terms of the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

Date:

[Transferee’s Name]

By:
Name:
Title:

Aggregate Amount of Exchanged Notes held by the Transferee:

[Address] Attention: [•] Fax: [•] Email: [•]

L-1